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                                                               Exhibit 99 (j)(1)


                        [SUTHERLAND ASBILL & BRENNAN LLP]



                                January 21, 2000



Market Street Fund, Inc.
103 Bellevue Parkway
Wilmington, DE  19809

      RE:               MARKET STREET FUND, INC.
                        FILE NO. 2-98755


Directors:


      We hereby consent to the reference to our name under the caption "Other Services -- Legal Matters" in the Statement of Additional Information filed as part of the Post-Effective Amendment No. 25 to Form N-1A for Market Street Fund, Inc. (File No. 2-98755). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                    Very truly yours,

                                    SUTHERLAND ASBILL & BRENNAN LLP



                                    By:  /s/ Steven B. Boehm
                                         ----------------------------------
                                             Steven B. Boehm